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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2003 relating to the financial statements of Raytech Corporation, which appears in Raytech Corporation's Annual Report on Form 10-K for the year ended December 29, 2002.

/s/PricewaterhouseCoopers LLP



Hartford, Connecticut
June 27, 2003